Clarivate Reports First Quarter 2026 Results
— Value Creation Plan delivering accelerated organic revenue growth —
— Utilized solid free cash flow generation to deleverage —
— Reaffirms 2026 financial outlook —
London, UK -- April 29, 2026 Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a leading global provider of transformative intelligence, today reported results for the first quarter ended March 31, 2026.
Executive Commentary
Matti Shem Tov, Chief Executive Officer:
“We are off to a solid start to 2026, with first‑quarter results demonstrating tangible progress against the Value
Creation Plan we launched in early 2025. Execution of the VCP is strengthening the quality and durability of our performance. We are simplifying and optimizing our business model, improving commercial effectiveness, and accelerating innovation across the portfolio. Together, these actions are expanding margins, increasing free cash flow generation, and improving the consistency of our results. AI is becoming a meaningful enabler of this progress, embedded in our products to enhance customer workflows and decision‑making, and deployed internally to drive efficiency and scalability. With a more focused strategy and continued execution discipline, we remain confident in our ability to deliver sustainable growth and long‑term value for shareholders.”
Jonathan Collins, Executive Vice President and Chief Financial Officer:
“We generated solid free cash flow of $79 million in the first quarter, reflecting strong Adjusted EBITDA performance and continued financial discipline. During the quarter, we used free cash flow and excess cash on hand to retire $143 million of debt, further strengthening our balance sheet. Based on our first‑quarter performance and continued execution under the Value Creation Plan, we are reaffirming our full‑year 2026 outlook, including expectations for margin expansion and approximately $400 million of free cash flow.”
First Quarter 2026 Results
Total revenues for the first quarter 2026 were $585.5 million, compared to total revenues of $593.7 million in the first quarter 2025, reflecting the impact of inorganic disposals. On an organic basis, revenues improved 0.6%, as
1.7% organic subscription growth was partially offset by organic re-occurring and transactional revenues.
Organic ACV increased 1.6% compared to March 31, 2025, reflecting continued progress toward a more sustainable, subscription-led revenue base.
Net loss for the first quarter 2026 improved to $40.2 million, or $0.06 per diluted share, compared to a net loss of
$103.9 million, or $0.15 per diluted share, in the first quarter 2025. Adjusted net income was $119.3 million, or
$0.18 per diluted share, compared to $95.8 million, or $0.14 per diluted share, in the first quarter 2025. Adjusted
EBITDA improved to $241.2 million, compared to $233.2 million in the first quarter 2025.
Clarivate generated $134.7 million of operating cash flow and $78.9 million of free cash flow during the first quarter of 2026.

Selected Financial Information

(In millions, except percentages and per share data), (unaudited)	Three Months Ended March 31,		Change
	2026	2025	$	%
Revenues	$585.5	$593.7	$(8.2)	(1.4) %

Net income (loss)	$(40.2)	$(103.9)	$63.7	61.3%
Adjusted net income(1)	$119.3	$95.8	$23.5	24.5%
Adjusted EBITDA(1)	$241.2	$233.2	$8.0	3.4%

Diluted EPS	$(0.06)	$(0.15)	$0.09	60.0%
Adjusted diluted EPS(1)	$0.18	$0.14	$0.04	28.6%

Net cash provided by operating activities	$134.7	$171.2	$(36.5)	(21.3) %
Free cash flow(1)	$78.9	$110.3	$(31.4)	(28.5) %
First Quarter 2026 Commentary
Subscription revenues were $397.5 million, compared to $388.6 million in the prior year period. Organic subscription revenues increased 1.7%, driven by new customer wins and pricing.
Re-occurring revenues were $108.6 million, compared to $105.9 million in the prior year period. Organic re-
occurring revenues declined 1.6%, primarily due to lower IP segment volumes.
Total recurring revenues, consisting of subscription and re-occurring revenues, increased 1.0% organically, compared to the prior year period, reflecting continued progress toward a more stable and predictable revenue profile.
Transactional revenues were $79.4 million compared to $99.2 million in the prior year period, reflecting the impact of disposals in A&G and LS&H segments. Organic transactional revenues declined 2.0%, primarily due to lower A&G activity.
Balance Sheet and Cash Flow
As of March 31, 2026, cash and cash equivalents were $242.2 million, a decrease of $87.0 million compared to
December 31, 2025.
Total debt outstanding was $4,326.8 million as of March 31, 2026, a decrease of $143.1 million compared to the prior year, driven by a $100.0 million accelerated debt repayment completed in January 2026, fully redeeming the senior secured notes due November 2026, as well as the retirement of $42.6 million aggregate principal of the senior secured notes due 2028 and senior notes due 2029 through a series of debt repurchases completed in March
2026 at an approximate 10% discount to par.
Net cash provided by operating activities for the three months ended March 31, 2026 was $134.7 million compared to $171.2 million in the prior year period. Free cash flow was $78.9 million compared to $110.3 million in the prior year period.

Reaffirms outlook for 2026 (forward-looking statement)
The full-year outlook presented below assumes no further acquisitions, divestitures, or other unanticipated events.

Full Year 2026 Outlook
Organic ACV	2.0% to 3.0%
Recurring Organic Revenue Growth	0.75% to 2.25%
Revenues	$2.30B to $2.42B
Adjusted EBITDA(1)	$980M to $1.04B
Adjusted EBITDA Margin(1)	42.0% to 43.5%
Adjusted Diluted EPS(1)(2)	$0.70 to $0.80
Free Cash Flow(1)	$365M to $435M
Notes to press release
(1)Non-GAAP measure. Please see “Reconciliations to Certain Non-GAAP Measures” in this release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.
(2)Adjusted diluted EPS for 2026 is calculated based on approximately 650 million fully diluted adjusted weighted average ordinary shares outstanding.
Conference Call and Webcast
Clarivate will host a conference call and webcast today to review the results for the first quarter at 9:30 a.m.
Eastern Time. The webcast is open to all interested parties and may include forward-looking information.
The live webcast of the earnings call will be accessible through the investor relations section of the Company’s website. To join the webcast please visit https://events.q4inc.com/attendee/839803049.
Interested parties may access the live audio broadcast. U.S. participants may call 800-715-9871; international participants may call +1 646-307-1963 (long-distance charges will apply). The conference ID number is 3598988.
A replay of the webcast will also be available on https://ir.clarivate.com beginning two hours after the conclusion of the live call and will remain available for one year.
Use of Non-GAAP Financial Measures
This release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income,
Adjusted diluted EPS, and Free cash flow. Non-GAAP financial measures are not recognized terms under GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with
GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.
We use non-GAAP measures internally in our operational and financial decision-making, to assess the operating performance of our business, to assess performance for employee compensation purposes, and to decide how to allocate resources. We believe that such measures allow us to focus on what we deem to be more reliable indicators of ongoing operating performance and our ability to generate cash flow from operations, and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Further, these measures can be useful in evaluating our performance against our peer companies because we believe they provide users with valuable insight into key components of our GAAP financial disclosure. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.
Forward-Looking Statements
This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of
1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, the anticipated divestiture of our LS&H business or any other strategic transactions we may explore, anticipated cost savings, results of operations, financial condition, liquidity, capital allocation plans and share repurchases, foreign exchange impacts, prospects, growth, strategies, and the markets in which we operate, our financial guidance for the fiscal year 2026 and key drivers thereof and underlying assumptions, the impact or anticipated benefits of our
Value Creation Plan and other growth strategies, the global macroeconomic uncertainty and volatility, the impact of artificial intelligence (“AI”) on our business and strategy, and the timing of any of the foregoing. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or
“should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission
(“SEC”). There can be no assurance that future developments affecting us will be those that we have anticipated.
Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.
About Clarivate
Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property, and Life
Sciences & Healthcare. For more information, please visit www.clarivate.com.

Condensed Consolidated Balance Sheets (Unaudited)

(In millions)	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash	$242.2	$329.2
Accounts receivable, net	882.9	821.7
Prepaid expenses	109.1	94.2
Other current assets	66.9	64.9
Total current assets	1,301.1	1,310.0
Property and equipment, net	50.9	52.7
Other intangible assets, net	7,863.7	8,008.1
Goodwill	1,566.6	1,566.7
Other non-current assets	85.8	68.1
Deferred income taxes	16.5	17.2
Operating lease right-of-use assets	42.5	46.6
Total assets	$10,927.1	$11,069.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$135.7	$150.6
Accrued compensation	100.6	146.7
Accrued expenses and other current liabilities	286.3	273.0
Current portion of deferred revenues	1,000.4	878.6
Current portion of operating lease liability	17.6	18.4
Current portion of long-term debt	1.5	101.5
Total current liabilities	1,542.1	1,568.8
Long-term debt	4,281.6	4,321.5
Other non-current liabilities	75.9	86.2
Deferred income taxes	205.0	212.1
Operating lease liabilities	33.7	37.9
Total liabilities	6,138.3	6,226.5
Commitments and contingencies
Shareholders' equity:
Ordinary Shares, no par value; unlimited shares authorized; 639.2 and 640.7 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	12,801.3	12,810.6
Accumulated other comprehensive loss	(457.7)	(453.1)
Accumulated deficit	(7,554.8)	(7,514.6)
Total shareholders' equity	4,788.8	4,842.9
Total liabilities and shareholders' equity	$10,927.1	$11,069.4

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(In millions, except per share data)	2026	2025
Revenues	$585.5	$593.7
Operating expenses:
Cost of revenues	192.1	207.0
Selling, general and administrative costs	176.3	178.4
Depreciation and amortization	184.0	185.4
Restructuring costs	12.0	24.7
Other operating expense (income), net	(9.1)	19.0
Total operating expenses	555.3	614.5
Income (loss) from operations	30.2	(20.8)
Interest expense, net	59.0	64.3
Income (loss) before income taxes	(28.8)	(85.1)
Provision (benefit) for income taxes	11.4	18.8
Net income (loss)	$(40.2)	$(103.9)

Per share:
Basic	$(0.06)	$(0.15)
Diluted	$(0.06)	$(0.15)

Weighted average shares used to compute earnings per share:
Basic	640.7	689.8
Diluted	640.7	689.8

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$(40.2)	$(103.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	184.0	185.4
Share-based compensation	14.2	10.7
Amortization and write-off of debt issuance costs	3.3	2.9
Other operating activities	(16.8)	21.6
Changes in operating assets and liabilities:
Accounts receivable	(62.3)	(33.6)
Prepaid expenses	(15.2)	(14.7)
Other assets	(8.7)	1.9
Accounts payable	(14.5)	(5.8)
Accrued expenses and other current liabilities	(34.8)	(3.9)
Deferred revenues	129.3	111.3
Operating leases, net	(0.8)	(1.5)
Other liabilities	(2.8)	0.8
Net cash provided by operating activities	134.7	171.2
Cash Flows From Investing Activities
Capital expenditures	(55.8)	(60.9)
Net cash used for investing activities	(55.8)	(60.9)
Cash Flows From Financing Activities
Principal payments on debt	(138.5)	–
Repurchases of ordinary shares	(18.1)	(50.0)
Payments related to tax withholding for share-based compensation	(5.3)	(6.4)
Other financing activities	(0.4)	(0.2)
Net cash used for financing activities	(162.3)	(56.6)
Effects of exchange rates	(3.6)	5.1
Net change in cash and cash equivalents, including restricted cash	(87.0)	58.8
Cash and cash equivalents, including restricted cash, beginning of period	329.2	295.2
Cash and cash equivalents, including restricted cash, end of period	$242.2	$354.0

Supplemental Revenues Information
Annualized contract value (“ACV”), at any point in time, represents the annualized value of all active customer subscription-based license agreements for the next 12 months, assuming those coming up for renewal during the measurement period are renewed at their current price level. Our organic ACV grew 1.6% compared to March 31,
2025, primarily driven by improved product pricing. Our total ACV for March 31, 2026, compared to March 31,
2025, increased 3.2%, primarily due to improved product pricing and FX movements.
The following tables present our revenues by type and by segment for the periods indicated, as well as the components driving the changes between periods.

(In millions, except percentages); (unaudited)	Three Months Ended March 31,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Subscription	$397.5	$388.6	$8.9	2.3%	– %	(1.3) %	1.9%	1.7%
Re-occurring	108.6	105.9	2.7	2.5%	– %	(0.1) %	4.2%	(1.6) %
Recurring revenues	506.1	494.5	11.6	2.3%	– %	(1.1) %	2.4%	1.0%
Transactional	79.4	99.2	(19.8)	(20.0) %	– %	(19.3) %	1.3%	(2.0) %
Revenues	$585.5	$593.7	$(8.2)	(1.4) %	– %	(4.2) %	2.2%	0.6%

(In millions, except percentages); (unaudited)	Three Months Ended March 31,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Academia & Government	$295.0	$302.7	$(7.7)	(2.5) %	– %	(6.2) %	1.7%	2.0%
Intellectual Property	197.2	192.7	4.5	2.3%	– %	– %	3.6%	(1.3) %
Life Sciences & Healthcare	93.3	98.3	(5.0)	(5.1) %	– %	(6.9) %	1.0%	0.8%
Revenues	$585.5	$593.7	$(8.2)	(1.4) %	– %	(4.2) %	2.2%	0.6%
Reconciliations to Certain Non-GAAP Measures
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA represents Net income (loss) before the Provision (benefit) for income taxes, Depreciation and amortization, and Interest expense, net, adjusted to exclude share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in Net income (loss) for the period that we do not consider indicative of our ongoing operating performance. Net income (loss) margin is calculated by dividing Net income (loss) by Revenues. Adjusted
EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for the three months ended March 31, 2026 and 2025 and reconciles these non-GAAP measures to our Net income (loss) and
Net income (loss) margin for the same periods:

	Three Months Ended March 31,
(In millions, except percentages); (unaudited)	2026	2025
Net income (loss)	$(40.2)	$(103.9)
Provision (benefit) for income taxes	11.4	18.8
Depreciation and amortization	184.0	185.4
Interest expense, net	59.0	64.3
Share-based compensation expense	14.6	11.1
Restructuring costs	12.0	24.7
Transaction related costs	8.2	6.3
Other(1)	(7.8)	26.5
Adjusted EBITDA	$241.2	$233.2

Net income (loss) margin	(6.9)%	(17.5)%
Adjusted EBITDA margin	41.2%	39.3%
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance.
Adjusted net income and Adjusted diluted EPS
Adjusted net income represents Net income (loss), adjusted to exclude amortization related to acquired intangible assets, share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in net income (loss) for the period that we do not consider indicative of our ongoing operating performance and the associated income tax impact of such adjustments.
Adjusted diluted EPS is calculated by dividing Adjusted net income by Adjusted diluted weighted average shares.
The Adjusted diluted weighted average shares calculation assumes that all instruments in the calculation are dilutive.
The following table presents our calculation of Adjusted net income and Adjusted diluted EPS for the three months ended March 31, 2026 and 2025 and reconciles these non-GAAP measures to our Net income (loss) and diluted EPS for the same periods:

	Three Months Ended March 31,
	2026		2025
(In millions, except per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net income (loss) and Diluted EPS	$(40.2)	$(0.06)	$(103.9)	$(0.15)
Amortization related to acquired intangible assets	135.4	0.21	136.3	0.20
Share-based compensation expense	14.6	0.02	11.1	0.02
Restructuring costs	12.0	0.02	24.7	0.04
Transaction related costs	8.2	0.01	6.3	0.01
Other(1)	(6.2)	(0.01)	26.5	0.03
Income tax impact of related adjustments	(4.5)	(0.01)	(5.2)	(0.01)
Adjusted net income and Adjusted diluted EPS	$119.3	$0.18	$95.8	$0.14
Adjusted weighted average ordinary shares, diluted	647.3		695.2
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance.

Free cash flow
Free cash flow represents Net cash provided by operating activities less Capital expenditures. The following table presents our calculation of Free cash flow for the three months ended March 31, 2026 and 2025 and reconciles this non-GAAP measure to Net cash provided by operating activities for the same periods:

	Three Months Ended March 31,
(In millions); (unaudited)	2026	2025
Net cash provided by operating activities	$134.7	$171.2
Capital expenditures	(55.8)	(60.9)
Free cash flow	$78.9	$110.3
Reconciliations to Certain Non-GAAP Measures - 2026 Outlook
Adjusted EBITDA and Adjusted EBITDA margin
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for the 2026 outlook and reconciles these non-GAAP measures to our Net income (loss) and Net income (loss) margin for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Net income (loss)	$(189)	$(124)
Provision (benefit) for income taxes	43	48
Depreciation and amortization	786	786
Interest expense, net	238	228
Share-based compensation expense	70	70
Restructuring costs(1)	25	25
Transaction related costs	13	13
Other	(6)	(6)
Adjusted EBITDA	$980	$1,040

Net income (loss) margin	(8.2)%	(5.1)%
Adjusted EBITDA margin	42.0%	43.5%
(1)Reflects restructuring costs expected to be incurred in 2026 associated with the Value Creation Plan.
Adjusted diluted EPS
The following table presents our calculation of Adjusted diluted EPS for the 2026 outlook and reconciles this non-
GAAP measure to our Net income (loss) per share for the same period:

	Year Ending December 31, 2026 (Forecasted)
(Unaudited)	Low	High
Net income (loss)	$(0.29)	$(0.19)
Amortization related to acquired intangible assets	0.84	0.84
Share-based compensation expense	0.11	0.11
Restructuring costs(1)	0.04	0.04
Transaction related costs	0.02	0.02
Other	0.01	0.01
Income tax impact of related adjustments	(0.03)	(0.03)
Adjusted diluted EPS	$0.70	$0.80
Adjusted weighted average ordinary shares, diluted	~650 million
(1)Reflects restructuring costs expected to be incurred in 2026 associated with the Value Creation Plan.

Free cash flow
The following table presents our calculation of Free cash flow for the 2026 outlook and reconciles this non-GAAP measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Net cash provided by operating activities	$615	$685
Capital expenditures	(250)	(250)
Free cash flow	$365	$435
Media Contact:
Amy Bourke-Waite, Senior Director, Communications & Brand
newsroom@clarivate.com
Investor Relations Contact:
Mark Donohue, Vice President, Investor Relations
investor.relations@clarivate.com
215.243.2202